CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the references to our firm in Post-Effective Amendment #36 to the Registration Statement on Form N-1A of the Williamsburg Investment Trust, and to the use of our reports dated April 27, 2001 on the financial statements and financial highlights of The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, The Jamestown International Equity Fund, The Government Street Bond Fund, The Government Street Equity Fund, The Alabama Tax Free Bond Fund, FBP Contrarian Equity Fund, FBP Contrarian Balanced Fund and Davenport Equity Fund, each a series of shares of the Williamsburg Investment Trust. Such financial statements and financial highlights appear in each funds' respective 2001 Annual Report to Shareholders which accompanies the Statement of Additional Information.


                                         /s/ TAIT, WELLER & BAKER
                                         TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
July 30, 2001